Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Issues Annual Letter to Shareholders Highlighting Key Accomplishments
from 2021 and Providing 2022 Outlook

Vancouver, BC – January 5, 2022 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the development, manufacturing and commercialization of rare cannabinoids, today issued the following letter from President and CEO Eric A. Adams.

Dear Shareholders, Colleagues, and Business Partners,

I’d like to start off by sending you warm wishes for a healthy and prosperous 2022. While another wave of the COVID-19 pandemic continues to bring global uncertainty and an ever-evolving business environment, we remain true to our fundamental principles of bringing short- and long-term value to our shareholders.

In 2021, we witnessed a rapid increase in awareness and interest in rare cannabinoids. We strongly believe that the therapeutic potential of this class of compounds is extensive and largely untapped. Both the pharmaceutical and consumer health and wellness sectors are reaching an inflection point, and InMed’s early entry in the development of rare cannabinoids positions us to be a leading developer and supplier to these markets.

Building on a very strong 2021, we are looking forward to 2022 with the continued advancement of our pharmaceutical drug development programs and, with our acquisition of BayMedica, transitioning to becoming a leading B2B supplier of rare cannabinoids to the consumer health and wellness sector.

I’m very excited to provide updates on our progress as we begin to commercialize new products and explore an array of rare cannabinoids for their potential therapeutic applications.

Acquisition of BayMedica, Creating a Leader in Rare Cannabinoid Manufacturing

The acquisition of BayMedica in October 2021 brings InMed tremendous commercial opportunities and we believe has positioned the Company as a clear leader in rare cannabinoid manufacturing. This combination of companies is an excellent match – bringing together synergistic programs and expertise that will accelerate and strengthen the combined cannabinoid programs. The acquisition of BayMedica sets the stage for a number of key business initiatives:

●	Positions the company as a global leader in the research, development and commercialization of rare cannabinoids;

●	Provides an immediate revenue stream through the B2B sale of rare cannabinoids in the health and wellness sector;

●	Strengthens and diversifies our rare cannabinoid manufacturing capabilities and expertise with the addition of yeast biosynthesis and chemical synthesis;

●	Provides access to proprietary, patent-pending novel cannabinoid analogs for pharmaceutical drug development; and

●	Adds significant, multifaceted expertise to our team across a variety of research and business functions.

This acquisition was a natural fit. The combination of our pharma-grade manufacturing process, IntegraSyn™, and BayMedica’s revenue-generating, consumer-focused processes that may also be suitable as a basis for pharmaceutical applications, create a strong platform for significant growth in the cannabinoid manufacturing space.

BayMedica’s team brings extensive expertise that strengthens both our pharmaceutical drug development efforts and our continued exploration of rare cannabinoids. In addition to growing BayMedica’s commercial activities, we continue to focus on the research and development of cannabinoid analogs and new chemical entities for pharmaceutical purposes.

IntegraSyn™: Maximizing Production Yield

We continue to make significant strides with our IntegraSyn™ program and hit several milestones throughout 2021. In June, we announced that IntegraSyn™ was capable of producing an industry-leading yield of 5 g/L. This significantly reduces the cost of the manufacturing process, which will enable more efficient large-scale production.

Our goal is to optimize this platform for large-scale, pharmaceutical-grade Good Manufacturing Practice (“GMP”) production of rare cannabinoids, with the potential to integrate with BayMedica’s biosynthesis or chemical synthesis manufacturing approaches. With these diverse technologies, we have a breadth of synthetic cannabinoid manufacturing capabilities to deliver high-quality, cost-effective rare cannabinoids for any segment of the market from consumer packaged goods to prescription pharmaceuticals.

Advancing Our Pharmaceutical Programs

Our pharmaceutical drug development programs are integral to our business. The FDA approval pathway takes significant time and investment but, if successful, the outcome can be very rewarding - not only for the lives of those whom we may impact, but also for the potential value creation for our shareholders.

The library of novel cannabinoid analogs developed by BayMedica gives our pharmaceutical program added strength. We are one of only a few companies to advance a rare cannabinoid into clinical trials. Access to BayMedica’s library of proprietary rare cannabinoids, coupled with our cannabinoid clinical experience, positions us to lead the industry in the clinical development of rare cannabinoids.

INM-755 Program for the Treatment of Epidermolysis Bullosa (“EB”): Phase 2 Trial Initiated

We’ve made great strides with our INM-755 program over the past year. Our top-line results from our second Phase 1 clinical study, indicating that INM-755 was safe and well-tolerated on induced open epidermal wounds, causing no serious adverse effects, set the groundwork to move forward to a Phase 2 efficacy trial, which we initiated in September of 2021. This marks the first time cannabinol (CBN) has advanced into a Phase 2 clinical trial to be studied as a therapeutic option to treat a disease, a key milestone as we continued to explore the therapeutic benefits of this class of compounds. The Phase 2 study will be enrolling and treating EB patients at thirteen targeted sites across multiple countries throughout 2022.

INM-088 Program for the Treatment of Glaucoma: Potential Blockbuster

Throughout 2021, we continued to advance INM-088 towards human clinical trials for glaucoma.

Our team conducted important preclinical studies that validated the use of cannabinol (CBN) for glaucoma. Our studies show that CBN has the potential to be an effective neuroprotective agent for the retina ganglion cells and to reduce intraocular pressure in preclinical glaucoma models.

InMed’s preclinical studies were recently published in a leading international journal. In this peer-reviewed scientific article, entitled “Cannabinol Modulates Neuroprotection and Intraocular Pressure: A Potential Multi-Target Therapeutic Intervention for Glaucoma”, the study results demonstrated that CBN has strong potential as a glaucoma treatment and was more effective than CBD and THC in these studies. This peer-reviewed research is a significant milestone for our glaucoma program, providing important external validation and highlighting the importance of finding a new treatment for this damaging eye disease that affects approximately 80 million people worldwide.

In addition, we have completed several dose-ranging studies and conducted topline clinical study design work with a leading clinical research organization. Key next steps for this program include seeking regulatory authority input into our proposed preclinical data package and preliminary clinical trial designs.

Promising New Research into the Use of a Rare Cannabinoid for Neurodegenerative Diseases

We have been exploring the use of a rare cannabinoid as a potential treatment option for neurodegenerative diseases. Our research indicated that a rare cannabinoid may inhibit or slow the progression of neurodegenerative diseases by providing neuroprotection and improving neuronal function. In October, InMed filed an international patent application for the use of this rare cannabinoid as a potential treatment of neurodegenerative diseases such as Alzheimer’s Disease, Parkinson’s Disease, Huntington’s Disease and others.

Financial Updates

During calendar 2021, we successfully completed two financings to fund operations, including the acquisition of BayMedica, launching InMed as a revenue-generating company.

As of September 30th, 2021, our cash, cash equivalents, and short-term investments stood at $15.4 million, significantly up from $6.1 million at September 30th, 2020, providing us with the financial flexibility to pursue our programs.

Looking Ahead: Revenue Growth and Product Launches in 2022

Following the acquisition of BayMedica, our primary and immediate focus is completing the integration of the two companies and expediting commercial activities. We look forward to launching several new non-intoxicating rare cannabinoids in early 2022, including CBDV and THCV, two high demand products in the consumer health and wellness sector, and envisage significant revenue growth over the coming quarters. Our unparalleled capabilities and expertise in cannabinoid manufacturing positions us as a leader in this burgeoning segment of the industry and sets us apart from our competitors.

We will also continue to advance our pharmaceutical programs, providing a unique value proposition that combines the long-term value potential of pharmaceutical drug development with the immediate B2B commercial opportunity within the health and wellness sector.

Please join us for a webinar tomorrow, on January 6, where InMed’s management team will address the increasing demand for rare cannabinoids and discuss the Company’s plans for 2022. To register to join the complimentary, ZOOM webinar-based event, please visit Tribe Public LLC at INM22.TribePublic.com. The Event is scheduled to begin at 8am Pacific/11am Eastern on January 6, 2022.

Again, I would like to express my ongoing gratitude to our dedicated team at InMed as well as to our industry partners and collaborators. Their diligent commitment and effort, navigating through the ongoing work and social restrictions of this past year, is a testament to their steadfast dedication. I would also like to thank you, our committed shareholders, for your continued support and engagement throughout InMed’s journey. The entire InMed team is delighted to have you onboard, and we would like to extend our best wishes for a safe and prosperous 2022.

Best Regards,

Eric A. Adams

President & CEO

About InMed: InMed Pharmaceuticals is a global leader in the development, manufacturing and commercialization of rare cannabinoids. Together with its subsidiary, BayMedica LLC, the Company has unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness. InMed is a clinical-stage company developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com and www.baymedica.com.

Investor Contact:

Colin Clancy

Senior Director, Investor Relations

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This letter contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: that the therapeutic potential of rare cannabinoids is extensive and largely untapped; InMed becoming a leading developer, manufacturer and supplier of rare cannabinoids; the benefits of acquiring BayMedica including the acceleration and strengthening the combined cannabinoid programs, the potential for BayMedica’s processes to be suitable for pharmaceutical applications and the potential to create a strong platform for significant growth in the cannabinoid manufacturing space; any potential integration of the IntegraSyn™ program with BayMedica’s biosynthesis or chemical synthesis manufacturing approaches; that achieving 5 g/L in the IntegraSyn™ program will significantly reduce the cost of the manufacturing process and enable more efficient large-scale production; being able to deliver high-quality, cost-effective rare cannabinoids for any market segment; being able to to lead the industry in the clinical development of rare cannabinoids; enrolling and treating EB patients at thirteen targeted sites across multiple countries throughout 2022; CBN having the potential to be an effective neuroprotective agent for retina ganglion cells and reducing intraocular pressure; seeking regulatory authority input into the proposed preclinical data package and preliminary clinical trial designs for INM-088; rare cannabinoids inhibiting or slowing the progression of neurodegenerative diseases by providing neuroprotection and improving neuronal function; having the financial flexibility to pursue the company’s programs; launching several new non-intoxicating cannabinoids in early 2022, including CBDV and THCV and achieving significant growth and increasing revenue over the coming quarters; providing long-term value through pharmaceutical drug development and capitalizing on the near-term B2B commercial opportunity; and participating in the January 6, 2022 Tribe Public’s Webinar. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A discussion of the risks and uncertainties facing the Company appears in the Company’s filings with the Securities and Exchange Commission.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law, including securities laws.

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